UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 24, 2008

(Date of Earliest Event Reported)

Clarient, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22677	75-2649072
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

31 Columbia, Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

(949) 425-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Second Amendment to Amended and Restated Comerica Loan Agreement

On March 24, 2008, Clarient, Inc. (the “Company”) entered into a Second Amendment (the “Amendment”) to its Amended and Restated Loan Agreement, dated as of February 28, 2008, with Comerica Bank.  The Amendment was effective as of March 21, 2008 and amended the financial covenant relating to the Company’s obligation to maintain specified levels of minimum tangible net worth.   The Amendment provides that the Company must maintain minimum levels of tangible net worth (which is defined as the sum of capital stock and additional paid in capital, plus retained earnings (or minus accumulated deficit), minus intangible assets) equal to or greater than the following amounts: negative $6.5 million ($6,500,000) for the period from January 1, 2008 through March 31, 2008;  negative $8.0 million ($8,000,000) for the period April 1, 2008 through June 30, 2008; negative $9.0 million ($9,000,000) for the period from July 1, 2008 through September 30, 2008; negative $9.5 million ($9,500,000) for the period from October 1, 2008 through December 31, 2008; and, negative $9.5 million ($9,500,000), plus 50% of profits thereafter.

SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: March 28, 2008	By:	/s/ James V. Agnello
	Name:	James V. Agnello
	Title:	Senior Vice President and Chief Financial Officer